LASALLE NATIONAL LEASING CORPORATION

MASTER LEASE AGREEMENT

    THIS MASTER LEASE AGREEMENT (the "Lease") is made as of the 24th day of March, 2000, by and between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), and LABOR READY PROPERTIES, INC., its successors and permitted assigns ("Lessee").

    The parties agree that Lessee shall lease from Lessor the property (the "Equipment") described in the Equipment Schedule(s) to be executed pursuant hereto (collectively, the "Equipment Schedule"), subject to the terms set forth herein, in the Riders annexed hereto and in the Equipment Schedule. Certain definitions and construction of certain of the terms used herein are provided in Section 19 hereof. Each Equipment Schedule shall incorporate by reference the terms and conditions of this Lease. Each Equipment Schedule, incorporating by reference the terms and conditions of this Lease, shall constitute a separate instrument of lease.

    1.  TERM.  The term of lease with respect to any item of the Equipment shall consist of the term set forth in the Equipment Schedule relating thereto; provided, however, that this Lease shall be effective from and after the date of execution hereof.

    2.  RENT.  Lessee shall pay Lessor the rental installments in the aggregate amounts specified in the Equipment Schedule, without prior notice or demand, and all other amounts payable pursuant to this Lease (such installments and other amounts, the "rent"). Each Equipment Schedule constitutes a non-cancelable net lease, and Lessee's obligation to pay rent, and to otherwise perform its obligations under this Lease, each such Equipment Schedule and all of the other documents and agreements entered in connection herewith (collectively, the "Lease Documents"), are and shall be absolute and unconditional and shall not be affected by any right of setoff, counterclaim, recoupment, deduction, defense or other right which Lessee may have against Lessor, the manufacturer or vendor of the Equipment (the "Suppliers"), or anyone else, for any reason whatsoever. Rental installments are payable as and when specified in the Equipment Schedule by mailing the same to Lessor at its address specified pursuant to this Lease; and payments of rent shall be effective upon receipt. Timeliness of Lessee's payment and its other performance under the Lease Documents is of the essence. If any rent is not paid within five (5) days of the due date, Lessor may collect, and Lessee agrees to pay, a charge (the "Late Charge") calculated as the product of the late charge rate specified in the Equipment Schedule (the "Late Charge Rate") and the amount in arrears for the period such amount remains unpaid after the original due date.

    3.  REPRESENTATIONS AND WARRANTIES OF LESSEE.  Lessee represents and warrants that: (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction specified below the signature of Lessee. (b) The execution, delivery and performance of the Lease Documents: (1) have been duly authorized by all necessary corporate action on the part of Lessee; (2) do not require the approval of any stockholder, trustee or holder of any obligations of Lessee except such as have been duly obtained; and (3) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the charter or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound. (c) Each of the Lease Documents, when entered into, will constitute legal, valid and binding obligations of Lessee enforceable against Lessee, in accordance with the terms thereof. (d) There are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, "Material Adverse Effect" shall mean (1) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Lessee, or (2) a material impairment of the ability of Lessee to perform its obligations under or to remain in compliance with the Lease Documents. Further, Lessee is not in default under any obligation for borrowed money, for the deferred purchase price of property or any lease agreement which, either individually or in the aggregate, would have the same such effect. (e) Under the laws of the state(s) in which the Equipment is to be located, the Equipment consists solely of personal property and not fixtures. (f) The financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and fairly present Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations. (g) The address stated below the signature of Lessee is the chief place of business and chief executive office of Lessee.

    4.  FINANCIALS FURTHER ASSURANCES AND NOTICES.  Lessee covenants and agrees as follows: (a) Lessee will furnish upon request by Lessor (1) within one hundred twenty (120) days after the end of each fiscal year of Lessee, a balance sheet of Lessee as at the end of such year, and the related statement of income and statement of cash flows of Lessee for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accounts of recognized standing selected by Lessee and reasonably acceptable to Lessor; (2) within sixty (60) days after the end of each quarter, a balance sheet of Lessee as at the end of such quarter, and the related statement of income and statement of cash flows of Lessee for such quarter, prepared in accordance with GAAP; and (3) within thirty (30) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by Lessee to the Securities and Exchange Commission, if any. (b) Lessee will promptly execute and deliver to Lessor such further documents, instruments and assurances and take such further action as Lessor from time to time may reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the right and remedies created or intended to be created in favor of Lessor under the Lease Documents. (c) Lessee shall provide written notice to Lessor: (1) thirty (30) days prior to any contemplated change in the name or address of the chief executive office of the Lessee; (2) promptly upon the occurrence of any Event of Default (as hereinafter defined) or event which, with the lapse of time or the giving of notice, or both, would become an Event of Default (a "Default"); and (3) promptly upon Lessee becoming aware of any alleged violation of applicable law relating to the Equipment or this Lease.

    5.  CONDITIONS PRECEDENT.  Lessor's obligations under each Equipment Schedule, including its obligation to purchase and lease any Equipment to be leased thereunder, are conditioned upon Lessors determination that all of the following have been satisfied: (a) Lessor having received the following, in form and substance satisfactory to Lessor (1) evidence as to due compliance with the insurance provisions hereof; (2) Uniform Commercial Code financing statements and all other filings and recordings as required by Lessor, (3) certificate of Lessee's Secretary certifying: (i) resolutions of Lessee's Board of Directors duly authorizing the leasing of the Equipment hereunder and the execution, delivery and performance of this Lease and the Equipment Schedule and all related instruments and documents, and (ii) the incumbency and signature of the officers of Lessee authorized to execute such documents; (4) the only manually executed original of the Equipment Schedule and all other Lease Documents; (5) all purchase documents pertaining to the Equipment (collectively, the "Supply Contract"); and (6) such other documents, agreements, instruments, certificates, opinions, assurances, as Lessor reasonably may require. (b) All representations and warranties provided in favor of Lessor in any of the Lease Documents shall be true and correct on the effective date of such Equipment Schedule with the same effect as though made as of such date (Lessee's execution and delivery of the Equipment Schedule shall constitute an acknowledgment of the same). (c) There shall be no Default or Event of Default under the Equipment Schedule or any other Lease Documents. The Equipment shall have been delivered to and accepted by Lessee, and shall be in the condition and repair required hereby; and on the effective date of the Equipment Schedule, Lessor shall have received good title to the Equipment to be leased thereunder, free and clear of any lien, claim or encumbrance of any kind.

    6.  DELIVERY; INSPECTION AND ACCEPTANCE BY LESSEE.  Upon delivery, Lessee shall inspect and, to the extent the Equipment conforms to the condition required by the applicable Supply

Contract, accept the Equipment and shall execute and deliver to Lessor an Equipment Schedule containing a complete description of the item of Equipment accepted; whereupon, as between Lessor and Lessee, the same shall be deemed to have been finally accepted by Lessee pursuant to this Lease. All expenses incurred in connection with Lessors purchase of the Equipment (including shipment, delivery and installation) shall be the responsibility of Lessee and shall be paid upon demand. If Lessee shall, for reasonable cause, refuse to accept delivery of any item of the Equipment, Lessee will be assigned all rights and shall assume all obligations as purchaser of such items of Equipment which it does not accept.

    7.  USE AND MAINTENANCE.   (a) Lessee shall: (1) use the Equipment solely in the Continental United States and in the conduct of its business, for the purpose for which the Equipment was designed, in a careful and proper manner, and shall not permanently discontinue use of the Equipment; (2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (i) in accordance and consistent with (A) the Supplier's recommendations and all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the Supplier or service provider, (B) the requirements of all applicable insurance policies, (C) the Supply Contract, so as to preserve all of Lessee's and Lessor's rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (D) all applicable laws, and (E) the prudent practice of other similar companies in the same business as Lessee, but in any event, to no lesser standard than that employed by Lessee for comparable equipment owned or leased by it; (ii) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Lessee hereunder, except for ordinary wear and tear resulting despite Lessee's full compliance with the terms hereof; and (iii) shall not discriminate against the Equipment with respect to scheduling of maintenance, parts or service; (3) provide written notice to Lessor not less than thirty (30) days after any change of the location of any Equipment (or the location of the principal garage of any Equipment to the extent that such Equipment is mobile equipment) as specified in the Equipment Schedule; and (4) not attach or incorporate the Equipment to or in any other item of equipment in such a manner that the Equipment may be deemed to have become an accession to or a part of such other item of equipment. (b) Within a reasonable time, Lessee will replace any parts of the Equipment which become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, by new or reconditioned replacement parts which are free and clear of all liens, encumbrances or rights of others and have a value, utility and remaining useful life at least equal to the parts replaced. Any modification or addition to the Equipment which is required by law shall be made by Lessee, at its expense. Title to all parts, improvements and additions to the Equipment immediately shall vest in Lessor, without cost or expense to Lessor or any further action by any other person, and such parts, improvements and additions shall be deemed incorporated in the Equipment and subject to the terms of this Lease as if originally leased hereunder, if such parts are required by law or are otherwise essential to the operation of the Equipment or cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value, utility and remaining useful life which the Equipment would have had without the addition thereof. Lessee shall not make any material alterations to the Equipment without the prior written consent of Lessor. (c) Upon forty-eight (48) hours' notice, Lessee shall afford Lessor access to the premises where the Equipment is located for the purpose of inspecting such Equipment and all applicable maintenance or other records at any reasonable time during normal business hours; provided, however, if a Default or Event of Default shall have occurred and then be continuing, no notice of any inspection by Lessor shall be required. If any discrepancies are found as they pertain to the general condition of the Equipment, Lessor will communicate these discrepancies to Lessee in writing. Lessee shall then have thirty (30) days to rectify these discrepancies at its sole expense. Lessee shall pay all expenses of a re-inspection by Lessor's appointed representative, if corrective measures were required.

    8.  DISCLAIMER OF WARRANTIES.  LESSOR IS NOT A SELLER, SUPPLIER OR MANUFACTURER (AS SUCH TERMS ARE DEFINED OR USED, AS THE CASE MAY BE, IN THE UNIFORM COMMERCIAL CODE), OR DEALER, NOR A SELLER'S OR A DEALER'S

AGENT. THE EQUIPMENT IS LEASED HEREUNDER "AS IS", AND LESSOR HAS NOT MADE, AND HEREBY DISCLAIMS LIABILITY FOR, AND LESSEE HEREBY WAIVES ALL RIGHTS AGAINST LESSOR RELATING TO, ANY AND ALL WARRANTIES, REPRESENTATIONS OR OBLIGATIONS OFANY KIND WITH RESPECT TO THE EQUIPMENT, EITHER EXPRESS OR IMPLIED, ARISING BY APPLICABLE LAW OR OTHERWISE, INCLUDING ANY OF THE SAME RELATING TO OR ARISING IN OR UNDER (a) MERCHANTABILITY OR FITNESS FOR PAR77CULAR USE OR PURPOSE, (b) COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE, OR (c) TORT (WHETHER OR NOT ARISING FROM THE ACTUAL, IMPLIED OR IMPUTED NEGLIGENCE OF LESSOR OR STRICT LIABILITY) OR THE UNIFORM COMMERCIAL CODE (INCLUDING ARTICLE 2A, AS HEREINAFTER DEFINED) OR OTHER APPLICABLE LAWWITH RESPECT TO THE EQUIPMENT, INCLUDING ITS TITLE OR FREEDOM FROM LIENS, FREEDOM FROM TRADEMARK, PATENT OR COPYRIGHT INFRINGEMENT, FREEDOM FROM LATENT DEFECTS (WHETHER OR NOT DISCOVERABLE), CONDITION, MANUFACTURE, DESIGN, SERVICING OR COMPLIANCE WITH APPLICABLE LAW; it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee; and Lessor's agreement to enter into this Lease and any Equipment Schedule is in reliance upon the freedom from and complete negation of liability or responsibility for the matters waived and disclaimed herein. Lessor is not responsible for any direct, indirect, incidental or consequential damage to or losses resulting from the installation, operation or use of the Equipment or any products manufactured thereby. All assignable warranties made by the Supplier to Lessor are hereby assigned to Lessee for and during the term of this Lease and Lessee agrees to resolve all such claims directly with the Supplier. Provided that no Default or Event of Default has occurred and is then continuing, Lessor fully shall cooperate with Lessee with respect to the resolution of such claims, in good faith and by appropriate proceedings at Lessee's expense. Any such claim shall not affect in any manner the unconditional obligation of Lessee to make rent payments hereunder.

    9.  FEES AND TAXES.  (a) To the extent permitted by law, Lessee shall file any necessary report and return for, shall pay promptly when due, shall otherwise be liable to reimburse Lessor (on an after-tax basis) for, and agrees to indemnify and hold Lessor harmless from: (i) all titling, recordation, documentary stamp and other fees; and (ii) taxes (other than taxes calculated solely on the basis of net income), assessments and all other charges or withholdings of any nature (together with any penalties, fines or interest thereon); arising at any time upon or relating to the Equipment or this Lease or the delivery, acquisition, ownership, use, operation or leasing or sale of the Equipment, or upon the rent, whether the same be assessed to Lessor or Lessee (any of the foregoing, an "Imposition"). (b) If any report, return or property listing, or any Imposition is, by law, required to be filed by, assessed or billed to, or paid by, Lessor, Lessee at its own expense will do all things required to be done by Lessor (to the extent permitted by law) in connection therewith and is hereby authorized by Lessor to act on behalf of Lessor in all respects, including the contest or protest, in good faith and by appropriate proceedings, of the validity of any Imposition, or the amount thereof. Lessor agrees fully to cooperate with Lessee in any such contest, and Lessee agrees promptly to indemnify Lessor for all reasonable expenses incurred by Lessor in the course of such cooperation. An Imposition or Claim (as hereinafter defined) therefor shall be paid, subject to refund proceedings, if failure to pay would adversely affect the title or rights of Lessor. Provided that no Default or Event of Default has occurred and is continuing, if Lessor obtains a refund of any Imposition which has been paid (by Lessee, or by Lessor and for which Lessor has been reimbursed by Lessee), Lessor shall promptly pay to Lessee the amount of such refund to the extent actually received. If a Default or Event of Default has occurred and is continuing, if Lessor obtains a refund of any Imposition which has been paid (by Lessee, or by Lessor and for which Lessor has been reimbursed by Lessee), Lessor shall promptly apply the net amount of such refund to Lessee's obligations under this Lease and, to the extent of any excess, will promptly pay to Lessee the amount of any excess in accordance with the terms and conditions of this Lease and, specifically, Section 16 hereof. Lessee will cause all billings of such charges to Lessor to be made to Lessor in care of Lessee and will, in preparing any report or return required by law, show the ownership of the Equipment in Lessor, and shall send a copy of any such report or return to Lessor. If

Lessee fails to pay any such charges when due, except any Imposition being contested in good faith and by appropriate proceedings as above provided for a reasonable period of time, Lessor at its option may do so, in which event the amount so paid (including any penalty or interest incurred as a result of Lessee's failure), plus interest thereon at the Late Charge Rate, shall be paid by Lessee to Lessor with the next periodic payment of rent.

    10.  INTENT, TITLE AND LIENS.  (a) The parties intend and agree that the Equipment shall remain personal property, and that Lessor's title thereto not be impaired, notwithstanding the manner in which it may be affixed to any real property. If requested by Lessor, Lessee shall obtain and deliver to Lessor, from any person having an interest in the property where the Equipment is to be located, waivers of any lien, encumbrance or interest which such person might have or hereafter obtain or claim with respect to the Equipment. (b) It is the express intention of the parties hereto that (1) each Equipment Schedule, incorporating by reference the terms of this Lease, constitutes a true "lease" and a "finance lease" as such terms are defined in the Uniform Commercial Code Article 2A—Leases ("Article 2A") (whether or not Article 2A is then in effect in the State) and not a sale or retention of a security interest; and (2) title to the Equipment shall at all times remain in Lessor, and Lessee shall acquire no ownership, property, rights, equity, or interest other than a leasehold interest, solely as Lessee subject to the terms and conditions hereof. If, notwithstanding the express intent of the parties, a court of competent jurisdiction determines that any Equipment Schedule is not a true lease, but is rather a sale and extension of credit, a lease intended for security, a loan secured by the Equipment specified in such Equipment Schedule, or other similar arrangement, the parties agree that in such event: (i) (A) in order to secure the prompt payment and performance as and when due of all of Lessee's obligations (both now existing and hereafter arising) hereunder and under e ach such Equipment Schedule, Lessee shall be deemed to have granted, and it hereby grants, to Lessor a first priority security interest in the following (whether now existing or hereafter created): the Equipment leased pursuant to such Equipment Schedule and all replacements, substitutions, accessions, and proceeds (cash and non-cash; but without power of sale), including the proceeds of all insurance policies, thereof, and (B) Lessee agrees that with respect to the Equipment, in addition to all of the other lights and remedies available to Lessor hereunder upon the occurrence of an Event of Default, Lessor shall have all of the rights and remedies of a first priority secured party under the UCC; and (ii) (A) the principal amount of any such obligation shall be an amount equal to the aggregate Total Invoice Cost of all Equipment, (B) the term of any such obligation shall be the same as the term specified for such Equipment in the related Equipment Schedule, (C) the payments under any such obligation shall be the regular installments of rent specified in the Equipment Schedule for such Equipment, and (D) any such obligation shall be at an interest rate that is equal to the lesser of the maximum lawful rate permitted by applicable law or the effective interest rate calculated on the basis of the foregoing principal amount, term and payments as if the principal amount were fully amortized over the term of the obligation. For purposes of this sub-part (b), this Lease, the Equipment Schedule, or a photocopy of either thereof may be filed as a financing statement under the UCC. (c) Lessee may not dispose of any of the Equipment except to the extent expressly provided herein, notwithstanding the fact that proceeds constitute a part of the Equipment. (d) Lessee further agrees to maintain the Equipment free from all claims, liens, attachments, rights of others and legal processes ("Liens") of creditors of Lessee or any other persons, other than Liens for fees, taxes, levies, duties or other governmental charges of any kind, Liens of mechanics, materialmen, laborers, employees or suppliers and similar Liens arising by operation of law incurred by Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger (as determined in Lessor's sole reasonable discretion) of the sale, forfeiture or loss of the Equipment or any interest therein). Lessee will defend, at its own expense, Lessor's title to the Equipment from such claims, Liens or legal processes. Lessee shall also notify Lessor promptly upon receipt of notice of any Lien affecting the Equipment in whole or in part.

    11.  INSURANCE.  Lessee shall obtain and maintain all-risk insurance coverage with respect to the Equipment insuring against, among other things: casualty coverage, including loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the full replacement value; "and general liability coverage, including both bodily injury and property damage with a combined single limit per occurrence of not less than the amount specified in the Equipment Schedule, having a deductible reasonably satisfactory to Lessor. All said insurance shall be in form (including all endorsements required by Lessor) and amount and with companies reasonably satisfactory to Lessor. All insurance for loss or damage shall provide that losses, if any, shall be payable to Lessor as loss payee and Lessee shall utilize its best efforts to have all checks relating to any such losses delivered promptly to Lessor. Lessor shall be named as an additional insured with respect to all such liability insurance. Lessee shall pay the premiums therefor and deliver to Lessor evidence satisfactory to Lessor of such insurance coverage. Lessee shall cause to be provided to Lessor, prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Lessor of renewal or replacement coverage. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that (a) it will give Lessor thirty (30) days' prior written notice of the effective date of any material alteration or cancellation of such policy; and (b) insurance as to the interest of any named additional insured or loss payee other than Lessee shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of Lessee or any person other than Lessor with respect to such policy or policies. The proceeds of such insurance payable as a result of loss of or damage to the Equipment shall be applied as required by the provisions of Section 12 hereof.

    12.  LOSS AND DAMAGE.  Lessee assumes the risk of direct and consequential loss and damage to the Equipment. Except as provided in this Section for discharge upon payment of Stipulated Loss Value, no loss or damage to the Equipment or any part thereof shall release or impair any obligations of Lessee under this Lease. Lessee agrees that Lessor shall not incur any liability to Lessee for any loss of business, loss of profits, expenses, or any other Claims resulting to Lessee by reason of any failure of or delay in delivery or any delay caused by any non-performance, defective performance, or breakdown of the Equipment, nor shall Lessor at any time be responsible for personal injury or the loss or destruction of any other property resulting from the Equipment. In the event of loss or damage to any item of Equipment which does not constitute a Total Loss (as hereinafter defined), Lessee shall, at its sole cost and expense, promptly repair and restore such item of the Equipment to the condition required by this Lease. Provided that no Default or Event of Default has occurred and is continuing, upon receipt of evidence reasonably satisfactory to Lessor of completion of such repairs, Lessor will apply any insurance proceeds received by Lessor on account of such loss to the cost of repairs. Upon the occurrence of the actual or constructive total loss of any item of the Equipment, or the loss, disappearance, theft or destruction of any item of the Equipment or damage to any item of the Equipment to such extent as shall make repair thereof uneconomical or shall render any item of the Equipment permanently unfit for normal use for any reason whatsoever, or the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or taking of use of any item of the Equipment or the imposition of any Lien thereon by any governmental authority (as established to the reasonable satisfaction of Lessor, any such occurrence being herein referred to as a "Total Loss"), during the term of this Lease, Lessee shall give prompt notice thereof to Lessor. On the next date for the payment of rent, Lessee shall pay to Lessor the rent due on that date plus the Stipulated Loss Value of the item or items of the Equipment with respect to which the Total Loss has occurred and any other sums due hereunder with respect to that Equipment (less any insurance proceeds or condemnation award actually paid). Upon making such payment, this Lease and the obligation to make future rental payments shall terminate solely with respect to the Equipment or items thereof so paid for and (to the extent applicable) Lessee shall become entitled thereto AS IS WHERE IS without warranty, express or implied, with respect to any matter whatsoever. Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, all of Lessor's right, title and interest in and to such Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters. As used in this Lease, "Stipulated Loss Value" shall mean the product of the Total Invoice Cost (designated on the appropriate Equipment Schedule) of the Equipment and the applicable percentage factor set forth on the Schedule of Stipulated Loss Values attached to the Equipment Schedule. Stipulated Loss Value shall be determined as of the next date on which a payment of rent is or would be due after a Total Loss or other termination of an Equipment Schedule, after payment of any rent due on such date, and the applicable percentage factor shall be that which is set forth with respect to such rent payment. After payment of the final payment of rent due under the original term of this Lease and during any renewal term thereof, Stipulated Loss Value shall be determined as of the date of termination of such Equipment Schedule (absent any renewal thereof) or, if during a renewal term, on the next date on which a payment of rent is or would be due after a Total Loss or other termination of such renewal term, after payment of any rent due on such date, and the applicable percentage factor shall be the last percentage factor set forth on the Schedule of Stipulated Loss Values attached to such Equipment Schedule.

    13.  REDELIVERY.  Upon the expiration or earlier termination of the term of any Equipment Schedule (or of any renewal thereof, if applicable), Lessee shall, at its own expense, return the Equipment to Lessor within ten (10) days (a) in the same condition as when delivered to Lessee hereunder, ordinary wear and tear resulting from proper use thereof excepted, (b) in such operating condition as is capable of performing its originally intended use, (c) having been used, operated, serviced and repaired in accordance with, and otherwise complying with, Section 7 hereof, and (d) free and clear of all Liens whatsoever except Liens resulting from claims against Lessor not relating to the ownership of such Equipment. Lessee shall return the Equipment by delivering it to such place within the Continental United States as Lessor shall specify. In addition to Lessors other rights and remedies hereunder, if the Equipment is not returned in a timely fashion, or if repairs are necessary to place any items of Equipment in the condition required in this Section, Lessee shall continue to pay to Lessor per them rent at the last prevailing lease rate under the applicable Equipment Schedule with respect to such items of Equipment, for the period of delay in redelivery, or for the period of time reasonably necessary to accomplish such repairs together with the cost of such repairs, as applicable. Lessor's acceptance of such rent on account of such delay or repair does not constitute a renewal of the term of the related Equipment Schedule or a waiver of Lessor's right to prompt return of the Equipment in proper condition.

    14.  INDEMNITY.  Lessee assumes and agrees to indemnify, defend and keep harmless Lessor, and any assignee of Lessor's rights, obligations, title or interests under any Equipment Schedule, its agents and employees ("Indemnitees"), from and against any and all Claims (other than such as may directly and proximately result from the negligence or willful misconduct of, such Indemnitees), by paying (on an after-tax basis) or otherwise discharging same, when and as such Claims shall become due. It is the express intention of both Lessor and Lessee, that the indemnity provided for in this Section includes the agreement by Lessee to indemnify the Indemnitees with respect to Claims for which the Indemnitees are strictly liable as a result of such Indemnitees' legal title to the Equipment. Lessor shall give Lessee prompt notice of any Claim hereby indemnified against and Lessee shall be entitled to control the defense thereof, so long as no Default or Event of Default has occurred and is then continuing; provided, however, that Lessor shall have the right to approve defense counsel selected by Lessee. For the purposes of this Lease, the term "Claims" shall mean all claims, allegations, harms, judgments, good faith settlements entered into, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), charges that Lessor has incurred or for which it is responsible, in the nature of interest, Liens, and costs (including attorneys' fees and disbursements and any other legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any person, arising on account of (a) any Lease Document, or (b) the Equipment, or any part thereof, including the ordering, acquisition, delivery, installation or rejection of the Equipment, the possession, maintenance, use, condition, ownership or operation of any item of Equipment, and by whomsoever owned, used or operated, during the term of any Equipment Schedule with respect to that item of Equipment, the existence of latent and other defects (whether or not discoverable by Lessor or Lessee), any claim in tort for negligence or strict liability, and any claim for patent, trademark or copyright infringement, or the loss, damage, destruction, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof.

    15.  DEFAULT.  (a) A default shall be deemed to have occurred hereunder and under an Equipment Schedule upon the occurrence of any of the following (each, an "Event of Default"): (1) Lessee shall fail to make any payment of rent hereunder or under an Equipment Schedule within five (5) Business Days after written notice from Lessor that the same shall have become due; or (2) Lessee shall fail to obtain and maintain the insurance required herein; or (3) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by ft under any Lease Document and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof to Lessee by Lessor, or (4) Lessee shall (i) be generally not paying its debts as they become due; or (ii) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Lessee or its property, and any such petition filed against Lessee is not dismissed within sixty (60) days; or (5) Lessee shall make or permit any unauthorized Lien against, or assignment or transfer of, this Lease, an Equipment Schedule, the Equipment, or any interest therein; or (6) any certificate, statement, representation, warranty or audit contained herein or furnished with respect hereto by or on behalf of Lessee proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or having omitted any substantial contingent or unliquidated liability or Claim against Lessee; or (7) Lessee shall be in default under any (i) loan, lease, guaranty, installment sale or other financing agreement or contract, of which Lessor, or any of its affiliates, is a party or beneficiary, or (ii) material obligation for the payment of borrowed money, for the deferred purchase price of property or any payment under any lease agreement, and such default shall have been declared; or (8) Lessee shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any person (such actions being referred to as an "Event"), unless: (i) such person executes and delivers to Lessor an agreement satisfactory in form and substance to Lessor, in its sole discretion, containing such person's effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Lessee's obligations having previously arisen, or then or thereafter arising, under any and all of the Lease Documents; and (ii) Lessor is satisfied as to the creditworthiness of such person, and as to such person's conformance to the other standard criteria then used by Lessor for such purposes; or (9) if Lessee is a privately held corporation and effective control of Lessee's voting capital stock, issued and outstanding from time to time, is not retained by the present stockholders (unless Lessee shall have provided thirty (30) days'prior written notice to Lessor of the proposed disposition of stock and Lessor shall have consented thereto in writing); or (110) if Lessee is a publicly held corporation fifty (50) percent or more of Lessee's capital stock is not owned or controlled by Lessee or its affiliates, unless Lessor is satisfied as to the creditworthiness of Lessee and as to Lessee's conformance to the other standard criteria then used by Lessor for such purpose immediately after such change of ownership. (b) The occurrence of an Event of Default with respect to any Equipment Schedule shall, at the sole discretion of Lessor, constitute an Event of Default with respect to any or all Equipment Schedules to which it is then a party. Notwithstanding anything set forth herein, Lessor may exercise all rights and remedies hereunder independently with respect to each Equipment Schedule.

    16.  REMEDIES.  Upon the occurrence of any Event of Default under the provisions of Section 15 hereof, Lessor may, at its option, declare this Lease and any Equipment Schedule to be in default. At any time after cancellation of an Equipment Schedule or after declaration by Lessor that such Equipment Schedule is in default. Lessor may, in addition to any other remedies provided herein or by applicable law, upon five (5) days' prior notice to Lessee, exercise one or more of the following remedies as Lessor in its sole discretion shall elect:

      (a) Require Lessee to assemble any or all of the Equipment at the location to which the Equipment was delivered or the location to which such Equipment may have been moved by Lessee or such other location in reasonable proximity to either of the foregoing as Lessor shall designate; and/or to return promptly, at Lessee's expense, any or all of the Equipment to Lessor at the location, in the condition and otherwise in accordance with all of the terms of Section 13 hereof; and/or take possession of and render unusable by Lessee any or all of the Equipment, wherever it may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession (other than to premises) (any such taking of possession shall constitute an automatic cancellation of the Equipment Schedule pertaining thereto, as it applies to those items taken without further notice, and such taking of possession shall not prohibit Lessor from exercising its other remedies hereunder).

      (b) Sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor's possession, in a commercially reasonable manner at public or private sale with notice to Lessee (the parties agreeing that ten (10) days' prior written notice shall constitute adequate notice of such sale), with the right of Lessor to purchase and apply the net proceeds of such disposition, after deducting all costs incurred by Lessor in connection with such Event of Default and all costs of such sale, re-lease or other disposition (including but not limited to costs of transportation, possession, storage, refurbishing, advertising and brokers' fees), to the obligations of Lessee pursuant to this sub-part (b), with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; or retain any or all of the Equipment; and recover from Lessee damages, not as a penalty, but herein liquidated for all purposes as follows:

        (1) if Lessor elects to dispose of the Equipment under an Equipment Schedule pursuant to a lease which is substantially similar to this Lease and such Equipment Schedule: an amount equal to the sum of (A) any accrued and unpaid rent and other sums then due under this Lease and such Equipment Schedule as of the date of commencement (the "Commencement Date") of the term of the new lease, and (B) (i) the present value as of the Commencement Date of the total rent for the then remaining term of such Equipment Schedule, minus (ii) the present value as of the Commencement Date of the rent under the new lease applicable to that period of the new lease term which is comparable to the then remaining term of such Equipment Schedule, and (C) any incidental damages allowed under Article 2A, less expenses saved by Lessor in consequence of the Event of Default CIncidental Damages");

        (2) if Lessor elects to retain the Equipment or to dispose of the Equipment under an Equipment Schedule by sale, by re-lease (pursuant to a lease which is not substantially similar to this Lease and such Equipment Schedule), or otherwise: an amount equal to the sum of (A) any accrued and unpaid rent and other sums then due as of the date Lessor repossesses the Equipment or such earlier date as Lessee tenders possession of the Equipment to Lessor, (B) (i) the present value as of the date determined under clause (A) of the total rent for the then remaining term of such Equipment Schedule, minus (H) the present value, as of that certain date which may be determined by taking a reasonable opportunity to repossess and remarket the Equipment, of the "market rent" (as computed pursuant to Article 2A) at the place where the Equipment was located on that date, computed for the same lease term, and (C) any Incidental Damages (provided, however, that if the measure of damages provided is inadequate to put Lessor in as good a position as performance would have, the damages shall be the present value of the profit, including reasonable overhead, Lessor would have made from full performance by Lessee, together with any Incidental Damages allowed under Article 2A, due allowance for costs reasonably incurred and due credit for payments or proceeds of disposition);

        (3) if, with respect to an Equipment Schedule, Lessor has not repossessed the Equipment, or if Lessor has repossessed the Equipment or Lessee has tendered possession of the Equipment to Lessor and Lessor is unable after reasonable effort to dispose of the Equipment at a reasonable price or the circumstances reasonably indicate that such an effort will be unavailing: an amount equal to the sum of (A) accrued and unpaid rent and other sums then due as of the date of entry of judgment in favor of Lessor, (B) the present value as of the date determined under clause (A) of the rent for the then remaining term of such Equipment Schedule, and (C) any Incidental Damages. Lessor may dispose of the Equipment at any time before collection of a judgment for damages. If the disposition is before the end of the remaining term of such Equipment Schedule, Lessor's recovery against Lessee for damages will be governed by sub-part (b)(1) or (2) (as applicable), and Lessor will cause an appropriate credit to be provided against any judgment for damages to the extent that the amount of the judgment exceeds the applicable recovery pursuant to sub-part (b)(1) or (2).

      Notwithstanding anything to the contrary set forth in this Section 16(b), in addition to the liquidated damages specified in sub-parts (1) and (2) hereof, Lessee shall also pay to Lessor all reasonable legal fees and other expenses incurred by reason of any Event of Default or the exercise of Lessor's remedies, including all reasonable expenses incurred in connection with the return of any Equipment in accordance with the terms of Section 13 hereof or in placing such Equipment in the condition required by said Section, and all pre-judgment and post-judgment enforcement-related activities.

      (c) In lieu of the damages specified in sub-part (b), with respect to each applicable Equipment Schedule, Lessor may recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, an amount calculated as the sum of: (1) the greater of either (A) the Stipulated Loss Value of the Equipment (determined as of the next date on which a payment is or would have been due after the occurrence of the subject Event of Default), together with all other sums due under such Equipment Schedule as of such determination date, or (B) all sums due and to become due under such Equipment Schedule for the full term thereof (including any tax indemnities becoming due as a result of the Event of Default, and any mandatory purchase or renewal options which Lessee has contracted to pay) (provided that all sums becoming due after the occurrence of such Event of Default shall be discounted to present value as of the date of payment by Lessee) plus Lessor's estimated residual interest in the Equipment; plus (2) the amount of all commercially reasonable costs and expenses incurred by Lessor in connection with repossession, recovery, storage, repair, sale, re-lease or other disposition of the Equipment, including reasonable attorneys' fees and costs incurred in connection therewith or otherwise resulting from the Event of Default; minus (3) if Lessor has repossessed the Equipment, the amount calculated pursuant to clause (B) (ii) of sub-part (b)(1) or (2) (as applicable).

      (d) Cancel such Equipment Schedule as to any or all of the Equipment.

      (e) Proceed by appropriate court action, either at law or in equity (including an action for specific performance), to enforce performance by Lessee or to recover damages associated with such Event of Default; or exercise any other right or remedy available to Lessor at law or in equity.

    All amounts to be present valued shall be discounted at the implicit rate of the Equipment Schedule. Unless otherwise provided above, a cancellation of any Equipment Schedule shall occur only upon written notice by Lessor toLessee and only with respect to such items of the Equipment as Lessor specifically elects to cancel in such notice. Except as to such items of the Equipment with respect to which there is a cancellation, this Lease and the Equipment Schedules not so cancelled shall remain in full force and effect and Lessee shall be and remain liable for the full performance of all its obligations hereunder and thereunder. Lessee shall be liable for all reasonable legal fees and other expenses incurred by reason of any Default or Event of Default or the exercise of Lessors rights or remedies, including all expenses incurred in connection with the return of any Equipment in accordance with the terms of Section 13 hereof and this Section or in placing such Equipment in the condition required by said Sections, and all other pre-judgment and post-judgment enforcement related actions taken by Lessor. Lessee shall also be liable for Late Charges which shall accrue and be payable with respect to all amounts becoming due pursuant to this Section from and after the due date therefor until payment of the full amount thereof is made. No right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time. The failure of Lessor to exercise the rights granted hereunder upon any Event of Default by Lessee shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such Event of Default. In no event shall the execution of an Equipment Schedule constitute a waiver by Lessor of any pre-existing Event of Default in the performance of the terms and conditions hereof.

    17.  ASSIGNMENT.  (a) WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (WHICH SHALL NOT UNREASONABLY BE WITHHELD), LESSEE WILL NOT ASSIGN, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY EQUIPMENT SCHEDULE, OR ITS LEASEHOLD INTEREST, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE. No assignment or sublease, whether authorized in this Section or in violation of the terms hereof, shall relieve Lessee of its obligations, and Lessee shall remain primarily liable, hereunder and under each Equipment Schedule. Any unpermitted assignment, transfer, encumbrance, delegation or sublease by Lessee shall be void ab initio. (b) Lessor may assign any or all of its rights, obligations, title and interest hereunder, or the right to enter into any Equipment Schedule, or may resell (through syndication, assignment, participation or placement) an interest in any or all of the Equipment, this Lease or any Equipment Schedule. Lessee agrees that it will pay all rent and other amounts payable under each Equipment Schedule to the "Lessor" named therein; provided, however, if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and other amounts payable under any assigned Equipment Schedule to such assignee or as instructed by Lessor and such assignee. Each Equipment Schedule, incorporating by reference the terms and conditions of this Lease, constitutes a separate instrument of lease, and the "Lessor" named therein or its assignee shall have all rights as "Lessor" thereunder separately exercisable by such named Lessor or assignee as the case may be, exclusively and independently of Lessor or any assignee with respect to other Equipment Schedules executed pursuant hereto. Lessee agrees to confirm in writing receipt of any notice of assignment, syndication, participation or placement, as reasonably may be requested by Lessor or any such assignee or participant (collectively, the "Assignee"). Lessee hereby waives and agrees not to assert against any such Assignee any defense, setoff, recoupment, claim or counterclaim which Lessee has or may at any time hereafter have against Lessor or any person other than such Assignee, for any reason whatsoever. Lessee will provide reasonable assistance to Lessor in whatever manner necessary in order to permit Lessor to complete any resale, syndication, assignment, participation or placement of the transaction contemplated by this Lease. Lessee agrees that any such assignment shall not materially change Lessee's duties or -obligations under the Lease or any Equipment Schedule nor materially increase Lessee's risks or burdens. Upon such assignment and except as may otherwise be provided therein all references in this Lease to Lessor shall include such assignee. (c) Subject always to the foregoing, this Lease and each Equipment Schedule inure to the benefit of, and are binding upon, the successors and assigns of the parties hereto and thereto, as the case may be.

    18.  MISCELLANEOUS.  (a) This Lease, the Riders annexed hereto, each Equipment Schedule and any commitment letter between the parties, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be rescinded, amended or modified in any manner except by a document in writing executed by both parties. (b) Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (c) The representations, warranties and covenants of Lessee herein shall be deemed to be continuing and to survive the execution and delivery of this Lease, each Equipment Schedule and any other Lease Documents. Each execution by Lessee of an Equipment Schedule shall be deemed a reaffirmation and warranty that there shall have been no material adverse change in the business or financial condition of Lessee from the date of execution hereof. With respect to each Equipment Schedule, the obligations of Lessee under Sections 7, 8, 9, 10, 13 and 14 hereof, together with any of Lessee's obligations under the other provisions of this Lease (as incorporated therein) which have accrued but not been fully satisfied, performed or complied with prior to the cancellation or termination of such Equipment Schedule, shall survive the cancellation or termination thereof to the extent necessary for the full and complete performance of such obligations. (d) Lessor represents and covenants to Lessee that Lessor has full authority to enter into this Lease and any other Lease Documents to which it may become a party, and so long as no Default or Event of Default occurs with respect to an Equipment Schedule, neither Lessor nor any person authorized by Lessor shall interfere with Lessee's right to peaceably and quietly possess and use the Equipment during the term thereof, subject to the terms and provisions hereof. (e) Expenses incurred by Lessor in connection with (1) the filing or recording of real property waivers and Uniform Commercial Code statements, and (2) lien search reports and copies of filings with respect to Lessee and/or the Equipment, shall be for the account of Lessee and shall be payable by Lessee upon demand. (0 If Lessee fails to perform any of its obligations hereunder with respect to an Equipment Schedule, Lessor shall have the right, but shall not be obligated, to effect such performance, and the amount of any out of pocket and other reasonable expenses of Lessor incurred in connection with such performance, together with interest thereon at the Late Charge Rate, shall be payable by Lessee upon demand. Lessors effecting such compliance shall not be a waiver of Lessee's default. (g) Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any UCC statements and any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of Section 11 hereof, but only to the extent that the same relates to the Equipment. (h) LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSEE AND/OR LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE. LESSEE AUTHORIZES LESSOR TO FILE THIS PROVISION WITH THE CLERK- OR JUDGE OF ANY COURT HEARING ANY SUCHCLAIM. IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS LEASE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES AND THE PARTIES HEREBY ACKNOWLEDGE THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. LESSOR AND LESSEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. (i) All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt. 0) This Lease and all of the other Lease Documents shall not be effective unless and until accepted by execution by an officer of Lessor at the address, in the State of Maryland (the "State"), as set forth below the signature of Lessor. THIS LEASE AND ALL OF THE OTHER LEASE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER'AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in any state or Federal court in the State, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address hereinbelow set forth, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State. (k) This Lease and all of the other Lease Documents may be executed in any number of counterparts and by different parties hereto or thereto on separate counterparts, each of—which, when so executed and delivered, shall be an original, but all such counterparts shall together consist of but one and the same instrument; provided, however, that to the extent that this Lease and/or the Equipment Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest herein or therein may be created through the transfer or possession of this Lease in and of itself without the transfer or possession of the original of such Equipment Schedule and incorporating the Lease by reference; and no security interest in this Lease and an Equipment Schedule may be created by the transfer or possession of any counterpart of such Equipment Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".

    19.  DEFINITIONS AND RULES OF CONSTRUCTION.  (a) The following terms when used in this Lease or in any of the Equipment Schedules have the following meanings: (1) "applicable law" or "law": any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority; (2) "business day": any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the State; (3) "UCC" or "Uniform Commercial Code": the Uniform Commercial Code as in effect in the State or in any other applicable jurisdiction; and any reference to an article (including Article 2A) or section thereof shall mean the corresponding article or section (however termed) of any such other applicable version of the Uniform Commercial Code; (4) "governmental authority": any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign: and (5) "person": any individual, corporation, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lessee or Lessor. (b) The following terms when used herein or in any of the Equipment Schedules shall be construed as follows: "herein," "hereof,""hereunder," etc.: in, of, under, etc. this Lease or such other Lease Document in which such term appears (and not merely in, of, under, etc. the section or provision where the reference occurs); "including": containing, embracing or involving all of the enumerated items, but not limited to such items unless such term is followed by the words "and limited to," or similar words; and "or": at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by "any" indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lessor or Lessee shall include their permitted successor's and assigns. Any reference to a law shall also mean such law as amended, superseded or replaced from time to time. Unless otherwise expressly provided herein to the contrary, all actions that Lessee takes or is required to take under any Lease Document shall be taken at Lessee's sole cost and expense, and all such costs and expenses shall constitute Claims and be covered by Section 14 hereof. To the extent Lessor is required to give its consent or approval with respect to any matter, the reasonableness of Lessor's withholding of such consent shall be determined based on the then existing circumstances; provided, that Lessor's withholding of its consent shall be deemed reasonable for all purposes if (i) the taking of the action that is the subject of such request, might result (in Lessor's discretion), in (A) an impairment of Lessors rights, title or interests hereunder or under any Equipment Schedule or other Lease Document, or to the Equipment, or (B) expose Lessor to any Claims, or (ii) to the extent Lessee fails to provide promptly to Lessor any filings, certificates, opinions or indemnities specified by Lessor to Lessee in writing.

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    IN WITNESS WHEREOF, the parties hereto have caused this Master Lease Agreement to be duly executed, under seal, -as of the day and year first above set forth.

LASALLE NATIONAL LEASING CORPORATION Lessor
By: /s/ Name: Thomas M. Jaschik Title: Group Senior Vice President	(SEAL)
502 Washington Avenue Suite 800 Towson, Maryland 21204 Facsimile: (410) 769-9313
LABOR-READY PROPERTIES, INC.
By: /s/ Name: Robert H. Sovern Title: Assistant Treasurer	(SEAL)
1016 South 281hStreet Attn: CDM Department Tacoma, Washington 98409 Federal Employer Identification No.: 22-3606728 Jurisdiction of Organization: Nevada
with a copy to: General Counsel

LASALLE NATIONAL LEASING CORPORATION

MASTER LEASE GUARANTY

    This Master Lease Guaranty is executed and delivered by LABOR READY, INC. ("Guarantor") in favor of LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), in connection with that certain Master Lease Agreement dated as of March 24, 2000, together with all Equipment Schedules executed or to be executed pursuant thereto (the "Lease"), by and between Lessor and Labor Ready Properties, Inc., its successors and assigns ("Lessee").

    In order to induce Lessor to enter into the Lease (execution and delivery hereof being a condition precedent to Lessor's obligations under the Lease), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby UNCONDITIONALLY GUARANTEES (a) to pay Lessor in lawful money of the United States all rents and other sums reserved in the Lease, or any substitutions therefor, in the amounts, at the times and in the manner set forth in the Lease; and (b) to perform, at the time and in the manner set forth in the Lease, all of the terms, covenants and conditions therein required to be kept, observed or performed by Lessee (collectively, the "Obligations").

    1.  This Guaranty is a continuing one and shall terminate only upon full payment of all rents and all other sums due under the Lease and the performance of all of the terms, covenants and conditions therein required to be kept, observed or performed by Lessee, including such payment and performance under all schedules made a part of said Lease, whether to be performed before or after the last rent payment has been made under the Lease. This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection).

    2.  Guarantor authorizes Lessor, with Lessee's consent where required, without notice or demand, and without affecting its liability hereunder, from time to time to: (a) change the amount, time or manner of payment of rent or other sums reserved in the Lease; (b) change any of the terms, covenants, conditions or provisions of the Lease; (c) amend, modify, change or supplement the Lease; (d) consent to Lessee's assignment of the Lease or to the sublease of all, or any portion, of the, equipment covered by the Lease; (e) receive and hold security for the payment of this Guaranty or the performance of the Lease, and exchange, enforce, waive and release any such security; and (f) apply such security and direct the order or manner of sale thereof as Lessor in its discretion may determine.

    3.  Guarantor waives any right to require Lessor to: (a) proceed against Lessee: (b) proceed against or exhaust any security held from Lessee; (c) pursue any other remedy in Lessor's power whatsoever, or (d) notify Guarantor of any default by Lessee in the payment of any rent or other sums reserved in the Lease or in the performance of any term, covenant or condition therein required to be kept, observed or performed by Lessee. Guarantor waives any defense arising by reason of any disability or other defense of Lessee, any lack of authority of Lessee with respect to the Lease, the invalidity, illegality or lack of enforceability of the Lease from any cause whatsoever, the failure of Lessor to acquire title to the equipment subject to the Lease or to perfect or maintain perfection of any interest therein or the cessation from any cause whatsoever of the liability of Lessee; provided, however, that Guarantor does not waive any defense arising from the due performance by Lessee of the terms and conditions of the Lease. Upon demand, Guarantor agrees to pay and perform the Obligations regardless of any existing or future offset or claim which may be asserted by Guarantor. This Guaranty and Guarantors payment obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Obligations is rescinded or must otherwise be restored or returned by Lessor, all as though such payment had not been made. Lessor's good faith determination as to whether a payment must be restored or returned shall be binding on Guarantor. Until the payment of all rents and all other sums due under the Lease and the performance of all of the terms, covenants and conditions therein required to be kept, observed or performed by Lessee, Guarantor shall have no right of subrogation against Lessee, and waives any right to enforce any remedy which Lessor now has or hereafter may have against Lessee, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lessor. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of dishonor, and notices of acceptance of this Guaranty.

    4.  Guarantor represents and warrants to Lessor that:

      (a) (1) Guarantor is a corporation duly organized and validly existing in good standing under the laws of the state U its incorporation. (2) The execution, delivery and performance hereof: (x) have been duly authorized by all necessary corporate action on the part of Guarantor; (y) do not require the approval of any stockholders, trustee or holder of any obligations of Guarantor except such as have been duly obtained; and (z) do not and will not contravene any law, governmental rule, regulation or order now binding on Guarantor, or the charter or by-laws of Guarantor, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Guarantor under, any indenture, mortgage, contract or other agreement to which Guarantor is a party or by which it or its property is bound. (3) The financial statements of Guarantor (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and fairly present Guarantor's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.

      (b) This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by applicable laws (including any applicable common law and equity) and judicial decisions which may affect the remedies provided herein.

      (c) There are no pending actions or proceedings to which Guarantor is a party, and there are no other pending or threatened actions or proceedings of which Guarantor has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, "Material Adverse Effect"shall mean (1) a materially adverse effect on the business, condition (financial or otherwise), operation's, performance or properties of Guarantor, or (2) a material impairment of the ability of Guarantor to perform its obligations under or to remain in compliance with this Guaranty. Further, Guarantor is not in default under any material obligation for borrowed money, for the deferred purchase price of property or any lease agreement which, either individually or in the aggregate, would have the same such effect.

      (d) Guarantor acknowledges and agrees that it will enjoy a substantial economic benefit by virtue of the extension of credit by Lessor to Lessee pursuant to the Lease.

    5.  Guarantor covenants and agrees that: (a) R will provide to Lessor: (1) within one hundred twenty (120) days after the end of each fiscal year of Guarantor, the balance sheet and related statement of income and statement of cash flows of Guarantor, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Guarantor and reasonably acceptable to Lessor, (2) within sixty (60) days after the end of each quarter of Guarantors fiscal year, the balance sheet and related statement of income and statement of cash flows of Guarantor for such quarter, prepared in accordance with GAAP; and (3) within thirty (30) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by Guarantor to the Securities and Exchange Commission, if any; and (b) it will promptly execute and deliver to Lessor such further documents, instruments and assurances and take such further action as Lessor from time to time may reasonably request in order to carry out the intent and purpose of this Guaranty and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder.

    6.  Guarantor shall be deemed to be in default hereunder ("Default') if: (a) Guarantor shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue unremedied for a period of thirty (30) days after the earlier of the actual knowledge of Guarantor or written notice thereof to Guarantor by Lessor, or (b) Guarantor shall (1) be generally not paying its debts as they become due, (2) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Guarantor or its property, and such petition filed against Guarantor is not dismissed within sixty (60) days; or (c) there is an anticipatory repudiation of Guarantor's obligations pursuant to this Guaranty; or (d) any certificate, statement, representation, warranty or audit contained herein or heretofore or hereafter furnished with respect to this Guaranty by or on behalf of Guarantor proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or having omitted any substantial contingent or unliquidated liability or claim against Guarantor, or (e) Guarantor shall be in default under any material obligation for borrowed money, for the deferred purchase price of property or any lease agreement, and the applicable grace period with respect thereto shall have expired; or (0 Guarantor shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any Person (such actions being referred to as an "Event"), unless not less than sixty (60) days prior to such Event: (i) such person executes and delivers to Lessor an agreement satisfactory in form and substance to Lessor, in its sole discretion, containing such person's effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Guarantor's obligations having previously arisen, or then or thereafter arising, under this Guaranty; and (ii) Lessor is satisfied as to the creditworthiness of such person, and as to such person's conformance to the other standard criteria then used by Lessor for such purposes; or (g) fifty (50) percent or more of Lessee's capital stock is not owned or controlled by Guarantor or its affiliates, unless Lessor is satisfied as to the creditworthiness of Guarantor and as to Guarantor's conformance to the other standard criteria then used by Lessor for such purpose immediately after such change of ownership.

    Upon a Default hereunder, Lessor may, at its option, declare this Guaranty to be in default by written notice to Guarantor (without election of remedies), and at any time thereafter, may do any one or more of the following, all of which are hereby authorized by Guarantor:

      A.  declare the Lease to be in default and thereafter sue for and recover all liquidated damages, accelerated rentals and/or other sums otherwise recoverable from Lessee thereunder; and/or

      B.  sue for and recover all damages then or thereafter incurred by Lessor as a result of such Default; and/or

      C.  seek specific performance of Guarantors obligations hereunder.

    In addition, Guarantor shall be liable for all reasonable attorneys' fees and other costs and expenses incurred by reason of any Default or the exercise of Lessor's remedies hereunder and/or under the Lease. No right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time.

    The failure of Lessor to exercise the rights granted hereunder upon any Default by Guarantor shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such Default.

    The obligations of the undersigned hereunder are independent of the obligations of Lessee. A separate action or actions may be brought and prosecuted against Guarantor (or any thereof) whether an action is brought against Lessee or whether Lessee be joined in any such action or actions.

    7.  GUARANTOR AGREES THAT THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF LESSOR AND GUARANTOR HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE). Guarantor agrees that any action or proceeding arising out of or relating to this Guaranty may be commenced in any state or Federal court in the State of Maryland, and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address herein below set forth, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State of Maryland.

    8.  GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH GUARANTOR AND LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS GUARANTY QR THE LEASE. IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTY. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND GUARANTOR HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

     9. This Guaranty shall inure to the benefit of Lessor, its successors and assigns, and shall be binding upon the personal representatives, heirs, successors and assigns of Guarantor. The obligations of Guarantor hereunder may not be assigned or delegated without the prior written consent of Lessor.

    10. All notices hereunder shall be in writing, personally delivered, delivered by overnight courier service or sent by certified mail, return receipt requested, addressed as follows:

If to Guarantor:	Labor Ready, Inc. Attention: CDM Department 1016 South 28th Street Tacoma, Washington 98409
with a copy to:	General Cousel
If to Lessor:	LaSalle National Leasing Corporation 502 Washington Avenue, Suite 800 Towson, Maryland 21204 Facsimile: 410-769-9313

or to such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

    11. This Guaranty constitutes the entire agreement between the parties with respect to the subject matter hereof and shall not be rescinded, amended or modified in any manner except by a document in writing executed by both parties. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    IN WITNESS WHEREOF, Guarantor has caused this Master Lease Guaranty to be duly executed, under seal, as of the 24th day of March, 2000.

ATTEST:	Labor Ready, Inc.
/s/ Ronald L. Junck	By: /s/ Name: Robert H. Sovern Title: Assistant Treasurer
WITNESS:
/s/ Tracy Woods	/s/ Joseph P. Sambataro

LASALLE NATIONAL LEASING CORPORATION

RIDER NO. 1

    To and part of Master Lease Agreement dated as of the 24th day of March, 2000, (the "Lease"), between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), and LABOR READY PROPERTIES, INC., its successors and permitted assigns ("Lessee").

    A. LESSEE RENEWAL. (1) Provided that no Default or Event of Default has then occurred, unless Lessee shall have exercised its option to purchase the Equipment, Lessee shall renew this Lease, at the expiration of the original term of this Lease, with respect to all but not less than all of the Equipment. on the terms and conditions of this Lease, for the Renewal Term specified in the Equipment Schedule at the Renewal Term Rent specified in the Equipment Schedule.

    (2) Provided that no Default or Event of Default has then occurred, Lessee shall have the option to renew this Lease, at the expiration of the initial renewal term of this Lease, with respect to all but not less than all of the Equipment, on the terms and conditions of this Lease, for a negotiated renewal term at 2 periodic rent equal to the Fair Market Rental Value of such Equipment determined at the time of renewal. If Lessee desires to exercise this option it shall give Lessor written notice of its election to renew at least two hundred forty (240) days before expiration of the initial renewal term of this Lease with respect to the first Equipment Schedule to be executed under this Lease. Such election shall be effective with respect to all Equipment [eased under all Equipment Schedules. Thereafter, Lessee shall engage in negotiations with Lessor to determine the additional renewal term and the periodic rent to be paid during the renewal term.

    (3) For purposes of this Section, "Fair Market Rental Value" shall be deemed to be an amount equal to the rental, as installed and in use, obtainable in an arms' length transaction between a willing and informed lessor and a willing and informed lessee under no compulsion to lease (and assuming that, as of the date of determination, the Equipment is in at least the condition required by Section 13 and Rider No. 3 of this Lease). If (prior to one hundred eighty (180) days before expiration of the term of this Lease) the parties are unable to agree on the Fair Market Rental Value of the Equipment, then (at least one hundred twenty (120) days before expiration of the term of this Lease) Lessor and Lessee shall at Lessee's expense obtain appraisal values from three independent appraisers (other than American Appraisal Associates, Inc.) (one to be selected by Lessor, one by Lessee, and the other by the two selected by Lessor and Lessee; each of whom must be associated with a professional organization of equipment or personal property appraisers, such as the American Society of Appraisers) and the average Fair Market Rental Value as determined by such appraisers shall be binding on the parties hereto. If, prior to ninety (90) days before the expiration of the term of this Lease, the appraisers selected by Lessor and Lessee are unable to agree on the third appraiser, then American Appraisal Associates, Inc. will be selected to provide the third appraisal value.

    B. OPTION TO PURCHASE. (1) Provided that no Default or Event of Default has then occurred, Lessee shall have the option to purchase, on the Early Termination Date specified in the Equipment Schedule, all but not less than all of the Equipment upon the following terms and conditions: If Lessee desires to exercise this option it shall give Lessor written notice of its election to purchase at least thirty (30) days and not more than ninety (90) days before the Early Termination Date with respect to the first Equipment Schedule to be executed under this Lease. Such election shall be effective with respect to all Equipment leased under all Equipment Schedules. On the Early Termination Date with respect to each Equipment Schedule, Lessee shall pay to Lessor in cash the purchase price for the Equipment so purchased, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to the Early Termination Percentage specified in the Equipment Schedule of the original Total Invoice Cost of the Equipment (as specified on the Equipment Schedule), together with all taxes and charges upon sale. Lessor and Lessee agree that the purchase price represents a reasonable prediction of the Fair Market Value of the Equipment at the time the option is exercisable.

    (2) Provided that Lessee is not then in Default, Lessee shall have the option to purchase, upon the expiration of the original term of this Lease, all but not less than all of the Equipment upon the following terms and conditions: if Lessee desires to exercise this option it shall give Lessor written notice of its election to purchase at least two hundred forty (240) days before expiration of the original term of this Lease with respect to the first Equipment Schedule to be executed under this Lease. Such election shall be effective with respect to all Equipment leased under all Equipment Schedules. Thereafter, Lessee shall engage in negotiations with Lessor to determine the purchase price for the Equipment. At the expiration of the -original term of this Lease, Lessee shall pay to Lessor in cash the purchase price forthe Equipment so purchased, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to the greater of: (x) the Fixed Percentage specified in the Equipment Schedule of the original Total Invoice Cost of the Equipment (as specified on the Equipment Schedule), or (y) the Fair Market Value of the Equipment; together with all taxes and charges upon sale.

    (3) Provided that Lessee is not then in Default, Lessee shall have the option to purchase, upon the expiration of any renewal term of this Lease, all but not less than all of the Equipment upon the following terms and conditions: If Lessee desires to exercise this option it shall give Lessor written notice of its election to purchase at least two hundred forty (240) days before expiration of the applicable renewal term of this Lease with respect to the first Equipment Schedule to be executed under this Lease. Such election shall be effective with respect to all Equipment leased under all Equipment Schedules. Thereafter, Lessee shall engage in negotiations with Lessor to determine the purchase price for the Equipment.. At the expiration of the applicable renewal term of this Lease, Lessee shall pay to Lessor in cash the purchase price for the Equipment so purchased, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to its then Fair Market Value, together with all taxes and charges upon sale.

    (4) For purposes hereof, "Fair Market Value" shall be deemed to be an amount equal to the sale price of the Equipment, as installed and in use, obtainable in an arms' length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell (and assuming that, as of the date of determination, the Equipment is in at least the condition required by Section 13 and Rider No. 3 of this Lease). If (prior to one hundred eighty (180) days before expiration of the applicable renewal term of this Lease) the parties are unable to agree on the Fair Market Value of the Equipment, then (at least one hundred twenty (120) days before expiration of the applicable renewal term of this Lease) Lessor and Lessee shall at Lessee's expense obtain appraisal values from three independent appraisers (other than American Appraisal Associates, Inc.) (one to be selected by Lessor, one by Lessee, and the other by the two selected by Lessor and Lessee; each of whom must be associated with a professional organization of equipment or personal property appraisers, such as the American Society of Appraisers) and the average Fair Market Value as determined by such appraisers shall be binding on the parties hereto. If, prior to ninety (90) days before the expiration of the original term of this Lease, the appraisers selected by Lessor and Lessee are unable to agree on the third appraiser, then American Appraisal Associates, Inc. will be selected to provide the third appraisal value.

    (5) Notwithstanding any election of Lessee to purchase, the provisions of this Lease shall continue in full force and effect until the passage of ownership of the Equipment upon the date of purchase. On the date of purchase, Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, except (with respect to the status of title conveyed) in respect of Lessor's acts, all of Lessors right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters.

LASALLE NATIONAL LEASING CORPORATION
Lessor

By:	/s/ Thomas M. Jaschik Group Vice President
LABOR READY PROPERTIES, INC. Lessee
By:	/s/ Robert H. Sovern Assistant Treasurer

LASALLE NATIONAL LEASING CORPORATION

RIDER NO. 2

    To and part of Master Lease Agreement dated as of the 24th day of March, 2000 (the "Lease'), between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), and LABOR READY PROPERTIES, INC., its successors and permitted assigns ("Lessee").

TAX INDEMNITY.

    (1) Lessee represents and warrants that: (a) it believes that it is reasonable to estimate that the useful life of the Equipment exceeds the lease term (including any interim and fixed rental renewal periods) by the greater of one (1) year or twenty (20) percent of such estimated useful life, and that said Equipment will have a value at the end of the lease term, including any fixed rate renewal period, of at least twenty (20) percent of the Total Invoice Cost of the Equipment, without including in such value any increase or decrease for inflation or deflation during the original lease term; and (b) the Equipment is, and will be used by Lessee so as to remain, property eligible for the MACRS Deductions (as defined below).

    (2) If (a) Lessor in computing its taxable income or liability for tax, shall lose, or shall not have, or shall lose the right to claim or there shall be disallowed or recaptured for Federal and/or state income tax purposes, in whole or in part, the benefit of MACRS Deductions; or (b) Lessor shall become liable for additional tax as a result of Lessee having added an attachment or made an alteration to the Equipment, including (without limitation) any such attachment or alteration which would increase the productivity or capability of the Equipment so as to violate the provisions of Rev. Proc. 75-21, 1975-1 C.B. 715, or Rev. Proc. 79-48, 1979-2 C.B. 529 (as either or both may hereafter be modified or superseded); or (c) the statutory full-year marginal Federal tax rate (including any surcharge) for corporations is other than thirty-five (35) percent; hereinafter referred to as a "Loss"; then Lessee shall pay Lessor the Tax Indemnification Payment as additional rent and Lessor shall revise the Schedule(s) of Stipulated Loss Values to reflect the Loss. It is the intent of the parties that Lessee shall only be responsible for a Loss as a result of a decrease in the statutory full-year marginal Federal tax rate (including any surcharge) prior to the initial funding Equipment under any Equipment Schedule. As used herein, "MACRS Deductions" shall mean the deductions under Section 167 of the Internal Revenue Code of 1986, as now or hereafter amended (the "Code"), determined in accordance with the modified Accelerated Cost Recovery System with respect to the Total Invoice Cost of any item of the Equipment using the accelerated method set forth in Section 168(b)(1) or 168(b)(2) of-the Code as in effect on the date of this Lease for property assigned to the class of property specified in the Equipment Schedule pertaining thereto, "Lessor" shall be deemed to include the consolidated Federal taxpayer group of which Lessor is a member; and "Tax Indemnification Payment" shall mean such amount as, after consideration of (i) all taxes required to be paid by Lessor in respect of the receipt thereof under the laws of any governmental or taxing authority in the United States, and (ii) the amount of any interest or penalty which may be payable by Lessor in connection with the Loss, shall be required to cause Lessor's after-tax net return (the "Net Return") to be equal to, but no greater than, the Net Return computed consistently with current tax laws (and with the assumption that Lessor is taxed at the highest marginal Federal and state tax rates) as of the date of this Lease that would have been available to Lessor had the Loss not occurred.

    (3) Lessor shall be responsible for, and shall not be entitled to a Tax Indemnification Payment by Lessee on account of, any Loss arising solely as a direct result of the occurrence of any one or more of the following events: (a) the failure of Lessor to timely and properly claim MACRS Deductions in the tax return of Lessor other than as a result of c hanges; in the Code or applicable regulations unless in the reasonable opinion of Lessors tax counsel there is no basis for such claim; or ~b) the failure of Lessor to have sufficient taxable income before application of the MACRS Deductions to offset the full amount of such MACRS Deductions other than as a result of changes in the Code or applicable regulations; or (c) any event which by the terms of the Lease requires payment by Lessee of the Stipulated Loss Value if such payment is thereafter actually made to Lessor, to the extent that such payment reimburses Lessor for amounts otherwise payable by Lessee pursuant hereto; or (d) a disqualifying disposition due to sale of any item of the Equipment or the Lease by Lessor prior to a Default.

    (4) Lessor promptly shall notify Lessee in writing of such Loss and Lessee shall pay to Lessor the Tax Indemnification Payment within thirty (30) days of such notice. For these purposes, a Loss shall occur upon the earliest of: (a) the happening of any event (such as disposition or change in use of any item of the Equipment) which will cause such Loss, (b) the payment by Lessor to the Internal Revenue Service or state taxing authority of the tax increase (including an increase in estimated taxes) resulting from such Loss; (c) the date on which the Loss is realized by Lessor, or (d) the adjustment of the tax return of Lessor to reflect such Loss.

    (5) The obligations of Lessee under this Section, which accrue during the term of the Lease, shall survive the expiration or termination of the Lease.

LASALLE NATIONAL LEASING CORPORATION
Lessor

By:	/s/ Thomas M. Jaschik Group Senior Vice President
LABOR READY PROPERTIES, INC. Lessee
By:	/s/ Robert H. Sovern Assistant Treasurer

LASALLE NATIONAL LEASING CORPORATION

RIDER NO. 3

    To and part of Master Lease Agreement dated as of the 24th day of March, 2000 (the "Lease"), between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), and LABOR READY PROPERTIES, INC. its successors and permitted assigns ("Lessee").

RETURN PROVISIONS:

    In addition to the provisions of Section 13 of this Lease, and provided that Lessee has not elected to exercise its option to purchase the Equipment, Lessee shall, at its expense:

    A). At least one hundred eighty (1180) days prior to expiration or earlier termination of the Lease, provide to Lessor a detailed inventory of all components of the Equipment. The inventory should include, but not be limited to a listing of model, serial numbers and all hardware and software comprising the Equipment;

    B). At least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, provide or cause the vendor(s) or manufacturer(s) to provide to Lessor the following documents: (1) one set of service and operating manuals including replacements and/or additions thereto; (2) one set of documents, detailing equipment configuration and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date; and a listing of all maintenance and/or repairs performed on the Equipment on a per unit basis as well as any up-grades that have been added to the Equipment.

    C). At least ninety (90) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, make the Equipment available for on-site operational inspections by potential purchasers, under power, and provide personnel to demonstrate the Equipment;

    D). At least thirty (30) days, but not more than ninety (90) days prior to the expiration or earlier termination of the Lease, cause the manufacturer's representative or a qualified equipment maintenance provider selected by Lessor, to perform a comprehensive physical inspection, testing all material and workmanship of the Equipment. Said inspection shall include an in-depth inspection report including an itemized listing or details of any deficiencies or excessive wear to the Equipment and the estimated costs for the necessary repairs or replacements so as to be in complete compliance with this lease. If during such inspection, examination and test, the authorized inspector finds any of the material or workmanship to be defective or the Equipment not operating within the manufacturers specifications, then the manufacturer's representative shall repair or replace such defective material using the manufacturer's recommended parts and procedures. After corrective measures are completed, Lessee will provide for a follow-up inspection of the Equipment by the authorized inspector as outlined in the preceding clause. The inspection report shall certify that the equipment has been properly inspected and is mechanically and structurally sound, capable of performing the functions for which the Equipment was originally designed, and meets or exceeds the manufacturers published or recommended original specifications.

    E). Have each item of Equipment returned with an in-depth field service report detailing said inspection as outlined in Section D of this Rider. The report shall certify that the Equipment has been properly inspected, examined, tested and is operating within the manufacturer's specifications;

    F). Provide that all Equipment will be cleaned and cosmetically acceptable, and in such condition so that it may be immediately installed and placed into use. There will be no structural or mechanical damage to the Equipment. The Equipment will be aesthetically complete, including but not limited to slot covers, doors, panels, computer screens, user buttons, knobs and signage;

    G). All monitors and video screens shall not exhibit "burn-in":

    H). Current up-to-date software will be installed (including any subsequent changes made to the microcode of the software) and shall be returned to Lessor with the Equipment. All cables, accessories and components from the original invoice(s) will remain in with the Equipment. Lessor will not be responsible for, and will be held harmless for, any proprietary information left on the hard drive by the Lessee. Lessee will remove any BIOS passwords or any and all passwords before any computer - equipment leaves Lessee's location. The Equipment will be at or above the configuration originally leased;

    I).  Provide for the de-installation, packing, transporting, and certifying of the Equipment to include, but not be limited to, the following: (1) the manufacturer's representative shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer; (2) each item of Equipment will be returned with a Maintenance Acceptance Qualification (MAQ) letter supplied by the manufacturer's representative certifying the Equipment to be in good condition and to be eligible for the manufacturer's maintenance plan; the certificate of eligibility, and software license shall be transferable to a third party; (3) the Equipment shall be packed properly and in accordance to the manufacturer's recommendations; and (4) Lessee shall transport the Equipment in a manner consistent with the manufacturer's recommendations and practices;

    J).  Upon redelivery, provide transportation to not more than ten (10) individual locations anywhere in the continental United States as selected by Lessor;

    K). Obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance;

    L). Be responsible for the cost of all repairs, alterations, inspections, appraisals, storage charges, insurance costs, demonstration costs, and other related costs necessary to place the Equipment in such condition as to be in complete compliance with this Lease; and

LASALLE NATIONAL LEASING CORPORATION
Lessor

By:	/s/ Thomas M. Jaschik Group Senior Vice President
LABOR READY PROPERTIES, INC. Lessee
By:	/s/ Robert H. Sovern Assistant Treasurer

LASALLE NATIONAL LEASING CORPORATION

RIDER NO. 4

    To and part of Master Lease Agreement dated as of the 2401 day of March, 2000 (the "Lease"), between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), and LABOR READY PROPERTIES, INC., its successors and permitted assigns ("Lessee").

    A.  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF LESSEE FOR SALE-LEASEBACK Lessee represents and warrants that: (1) The sale of those certain items of equipment specified on the schedule attached to each Equipment Bill of Sale (collectively the "Bill of Sale') executed by Lessee, and the execution, delivery and performance of the Bill of Sale (a) have been duly authorized by all necessary corporate action on the part of Lessee; (b) do not require the consent of any stockholder, trustee or holders of any indebtedness of Lessee except such as have been duly obtained; and (c) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the charter or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound. (2) The Bill of Sale transfers to Lessor valid title to the equipment described on the schedule attached thereto free and clear of any and all encumbrances, liens, charges or defects. No filing or recordation must be made, no notice must be given, and no other action must be taken with respect to any, state or local jurisdiction, or any person, in order to preserve to Lessor all the rights transferred by the Bill of Sale.

    B.  ADDITIONAL AUTHORIZATION. Lessor's obligations under the Lease are further conditioned upon Lessor having received the Bill of Sale and an opinion of counsel for Lessee as to the matters set forth in paragraph A above.

LASALLE NATIONAL LEASING CORPORATION
Lessor

By:	/s/ Thomas M. Jaschik Group Senior Vice President
LABOR READY PROPERTIES, INC. Lessee
By:	/s/ Robert H. Sovern Assistant Treasurer

LASALLE NATIONAL LEASING CORPORATION

CORPORATE CERTIFICATE OF RESOLUTIONS

    I hereby certify to LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), that I am the Secretary of LABOR READY PROPERTIES, INC., a corporation of the State of Nevada (the "Corporation"), and that the following is a true copy of resolutions duly adopted by the Board of Directors of the Corporationon the 24th day of March1 2000, and further that such resolutions are in conformity with the Charter and By-Laws of the Corporation and are in full force and effect on the date hereof and have not been modified or rescinded:

    "RESOLVED, That the form, terms and provisions of the Master Lease Agreement and Equipment Schedules thereto to be or heretofore having been entered into by and between this Corporation and Lessor, copies of which have been submitted to this meeting, providing for the leasing of equipment by this Corporation be, and the same hereby are, in all respects approved; and

    "FURTHER RESOLVED, That any officer of this Corporation be, and each of them hereby is, authorized in the name and on behalf of this Corporation (and all actions of any officer of this Corporation heretofore taken in connection therewith are hereby ratified and confirmed as and for actions of the Corporation) to lease from Lessor, under the terms of said Master Lease Agreement and any Equipment Schedule thereto, such equipment as such officer, in his sole discretion, may determine, and for this purpose to execute and deliver in the name and on behalf of this Corporation the Master Lease Agreement and any Equipment Schedule thereto, in substantially the form submitted to this meeting, with such changes, additions and amendments thereto as shall be approved by the officer who executes the same, and such other agreements, documents and instruments, and to do all such other acts and things as may be required to consummate this leasing arrangement; and

    "FURTHER RESOLVED, That the Secretary of this Corporation is authorized and directed to deliver and certify to Lessor a certified copy of these resolutions and that the same are in conformity with the Charter and By-Laws of this Corporation."

    I further certify that the following persons are duly elected, qualified and acting officers of the Corporation, holding the offices indicated opposite their respective names, and the signature appearing opposite their respective names are the genuine signatures of such persons, respectively:

Name	Office	Signature
Ronald L. Junck	Vice President/Secretary	/s/
Joseph P. Sambataro	President	/s/
Robert Sovern	Director of Credit	/s/

    IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of this Corporation this 24th day of March, 2000.

                      /s/ RONALD L. JUNCK
                      Secretary

[CORPORATE SEAL]

    I certify that the person having executed the foregoing Certificate as Secretary is the duly elected, qualified and acting Secretary of the Corporation, and the signature of such person set forth above is his/her genuine signature.

                      Name: /s/ TIMOTHY J. ADAMS
                      Title: Director of Legal Services

LASALLE NATIONAL LEASING CORPORATION

CORPORATE CERTIFICATE OF RESOLUTIONS (GUARANTOR)

    I hereby certify to LASALLE NATIONAL LEASING CORPORATION, Us successors and assigns ("Lessor"), that I am the Secretary of LABOR READY, INC., a corporation of the State of      (the "Corporation"), and that the following is a true copy of resolutions duly adopted by the Board of Directors of the Corporation on the   day of      , 2000, and further that such resolutions are in conformity with the Charter and By-Laws of the Corporation and are in full force and effect on the date hereof and have not been modified or rescinded:

    "RESOLVED, That the form, terms and provisions of the Master Lease Guaranty to be or heretofore having been entered into by and between this Corporation and Lessor, copies of which have been submitted to this meeting, undertaking to guarantee the performance by Labor Ready Properties, Inc. ("Lessee"), as lessee under a Master Lease Agreement to be entered into by and between Lessee and Lessor. and all Equipment Schedules incorporating its terms and other related documents and agreements, be, and the same hereby are, in all respects approved; and

    "FURTHER RESOLVED, That- any officer of this Corporation be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Corporation (and all actions of any officer of this Corporation heretofore taken in connection therewith are hereby ratified and confirmed as and for actions of the Corporation) the Equipment Lease Guaranty in substantially the form submitted to this meeting with such changes, additions and amendments thereto as shall be approved by the officer who executes the same; and

    "FURTHER RESOLVED, That the Secretary of this Corporation is authorized and directed to deliver and certify to Lessor a certified copy of these resolutions and that the same are in conformity with the Charter and By-Laws of this Corporation."

    I further certify that the following persons are duly elected, qualified and acting officers of the Corporation, holding the offices indicated opposite their respective names, and the signature appearing opposite their respective names are the genuine signatures of such persons, respectively.

Name	Office	Signature

    IN WITNESS WHEREOF, I have hereunto Subscribed my name and affixed the seal of this Corporation this 1 day of August, 2000.

                      [CORPORATE SEAL]
                      /s/                       RONALD L. JUNCK
                      Secretary

    I certify that the person having executed the foregoing Certificate as Secretary is the duly elected, qualified and acting Secretary of the Corporation, and the signature of such person set forth above is his/her genuine signature.

                      /s/
                      Name: Tracy Woods
                      Title: Notary Executive Assistant

LASALLE NATIONAL LEASING CORPORATION

EQUIPMENT SCHEDULE NO. 1

executed pursuant to that certain Master Lease Agreement dated as of March 24 1h, 2000 (the "Lease"; which is incorporated herein by reference). This Equipment Schedule, incorporating by reference the terms and conditions of the Lease, constitutes a separate instrument of lease.

    1.  EQUIPMENT. The Equipment leased hereunder shall be as set forth in the schedule attached hereto.

TOTAL INVOICE COST: $2,152,849.65

    2.  TERM. Upon and after the date of execution hereof, the Equipment shall be subject to the terms and conditions provided herein and in the Lease.

    A full term of lease with respect to said Equipment shall commence on the date hereof and shall extend for sixty (60) months after the first day of August, 2000 (the "Base Lease Commencement Date").

    The renewal term shall be eighteen (18) months (the "Renewal Term").

    3.  RENT.

      (a) During the period from the date hereof to the Base Lease Commencement Date (the "Interim Term"), the pro-rated daily rent for said Equipment shall be computed as the product of the Interest Rate and the Total Invoice Cost specified above, divided by three hundred sixty (360). This pro-rated payment shall be made on the last day of the month for each month during the Interim Term. As used herein, "Interest Rate" shall mean an amount computed as a percentage per annum equal to the sum of (a) two hundred (200) basis points, plus (b) the LIBOR Rate. As used herein, "LIBOR Rate" shall mean, with respect to each calendar month during the Interim Term, an interest rate per annurn (rounded upward to the next higher whole multiple of one-sixteenth percent if such rate is not such a multiple), equal at all times during such calendar month to the rate per annurn (rounded upwards to the next higher whole multiple of one-sixteenth percent if such rate is not such a multiple) as determined on the basis of the average of the rates offered by a majority of the banks in the London interbank market for deposits in U.S. Dollars for one (1) month, to the extent the rates offered by these banks appear in the "Money Rates" column of The Wall Street Journal on the Business Day next preceding the first day of the calendar month (provided, however, that with respect to the first calendar month during the Interim Term, on the third Business Day next preceding the date of execution of this Equipment Schedule). As used herein, "Business Day" shall mean any day other than a Saturday, a Sunday, and any day on which banking institutions located in the States of Maryland or Washington are authorized by law or other governmental action to close.

      (b) From and after the Base Lease Commencement Date, the monthly rent for said Equipment during the term of this Lease shall be computed as the following specified percentage of the Total Invoice Cost specified above: installment one, 1.227543%; and installments two through sixty, 1.727543%. Rent payments shall be made, in advance, on the first day of the month for each month during the term of this Lease.

      (c) During the Renewal Term, the monthly rent for said Equipment shall be $27,281.30, computed as 1.267218% of the Total Invoice Cost specified above (the "Renewal Term Rent") hereto.

    4.  LESSEE'S CONFIRMATION. Lessee hereby confirms and warrants to Lessor that the Equipment: (a) was duly delivered to Lessee at the location specified in Section 5 hereof; (b) has been received, inspected and determined to be in compliance with all applicable specifications and that the Equipment is hereby accepted for all purposes of the Lease; and (c) is a part of the "Equipment" referred to in the Lease and is taken subject to all terms and conditions therein and herein provided.

    5.  LOCATION OF EQUIPMENT. The location of the Equipment is specified on the Schedule of Equipment attached hereto.

    6.  'LATE CHARGE RATE. The Late Charge Rate shall be two (2) percent per month of the amount in arrears for the period such amount remains unpaid (provided, however, that if such rate exceeds the highest rate permitted by applicable law, then the Late Charge Rate shall be the highest rate permitted by applicable law).

    7.  SCHEDULE OF STIPULATED LOSS VALUES. The Schedule of Stipulated Loss Values attached hereto is incorporated herein by reference, and shall be applicable solely to the Equipment described in this Equipment Schedule.

    8.  RECOVERY PROPERTY CLASS. The class of property to which the Equipment is assigned (as referenced in Sectio n 2 of Rider No. 2 to the Lease) is 5-year property.

    9.  PUBLIC LIABILITY INSURANCE. The amount of public liability insurance referenced in Section 11 of the Lease is $10,000,000.00.

    10. SPECIAL PURCHASE OPTION. The Early Termination Date referenced in Section B(1) of Rider No. 1 to the Lease is that date which is forty-eight (48) months after the Base Lease Commencement Date. The Early Termination Percentage referenced in Section B(1) of Rider No. 1 to the Lease is 41%.

    11. PURCHASE OPTION. The Fixed Percentage referenced in Section B(2) of Rider No. 1 to the Lease is 20%.

DATE OF EXECUTION: August 1, 2000

                      LASALLE NATIONAL LEASING CORPORATION
                      Lessor

                      By: /s/
                      H. Duane Steelberg
                      Senior Vice President
                      LABOR READY PROPERTIES, INC.
                      Lessee
                      By: /s/
                      Joseph P. Sambataro
                      President

LASALLE NATIONAL LEASING CORPORATION

SCHEDULE OF EQUIPMENT

Lessee:	Labor Ready Properties, Inc.
Approved By:
(Lessee to initial each page)
Attached to Bill of Sale dated , 2000		Equipment located at: Various
	and/or	Street No.
Equipment Schedule No. 1		City County State Zip
Manufacturer and/or Vendor Name & Invoice No.	Description	Invoice Cost
Diebold, Incorporated P.O. Box 71358 Cleveland, OH 44191-0558	144-Diebold 1064 IX Front Load Cash Dispensing Machines;	$2,144,550.50
Invoice No: 01452880A	INVOICE TOTAL	$2,144,550.50
	Upfront Personal Property Tax for Hawaii	$76.76
	Upfront Tax for Illinois	$924.34
	Upfront Tax for Louisiana	$1,361.50
	Upfront Tax for Maine	$1,478.95
	Upfront Tax for New Jersey	$4,458.60

	TOTAL UPFRONT TAX	$8,299.15
	SCHEDULE TOTAL	$2,152,849.65

ATTACHMENT TO FORM UCC-1

1.
LESSOR: LASALLE NATIONAL LEASING CORPORATION

    LESSEE: LABOR READY PROPERTIES, INC.

2.
DESCRIPTION OF PROPERTY:

    The equipment leased pursuant to that certain Equipment Lease Agreement dated as of the 24 1h day of March, 2000, between Lessor, as lessor, and Lessee, as lessee, together with all accessions, substitutions and replacements therefor, and proceeds (including insurance proceeds) thereof (but without power of sale); more fully described on the attached schedules.

3.
THIS FILING IS MADE FOR INFORMATIONAL PURPOSES ONLY AND IS INTENDED TO REPRESENT A TRUE LEASE.

LASALLE NATIONAL LEASING CORPORATION

SCHEDULE OF STIPULATED LOSS VALUES
INCORPORATED IN AND MADE A PART OF EQUIPMENT SCHEDULE NO. 1
TO EQUIPMENT LEASE AGREEMENT DATED AS OF MARCH 24th 2000,
BETWEEN LASALLE NATIONAL LEASING CORPORATION ("LESSOR") AND
LABOR READY, INC. ("LESSEE")

Rental Payment Number	Percent of Equipment Cost	Rental Payment Number	Percent of Equipment Cost
1	102.25646259	31	65.12239233
2	101.21995444	32	63.69979372
3	100.16528574	33	62.26550730
4	99.09171421	34	60.82358765
5	98.00813397	35	59.37268533
6	96.90611011	36	57.91404986
7	95.78501222	37	56.44637128
8	94.65367698	38	54.96678802
9	93.51205516	39	53.47929913
10	92.35653423	40	51.98266283
11	91.18603362	41	50.47398254
12	90.00146024	42	48.95722162
13	88.80180216	43	47.43120749
14	87.59152879	44	45.89300804
15	86.36694346	45	44.34256464
16	85.12712880	46	42.78378946
17	83.87650566	47	41.21560918
18	82.61132790	48	39.63899044
19	81.33077406	49	38.05290211
20	80.03921577	50	36.45433945
21	78.73660007	51	34.84715562
22	77.42413329	52	33.23039170
23	76.10051467	53	31.60100588
24	74.76691865	54	29.96281352
25	73.42209441	55	28.31492897
26	72.06595653	56	26.65427282
27	70.69964567	57	24.98078360
28	69.32198834	58	23.30490135
29	67.93285940	59	21.62504256
30	66.53335909	60	20.00000000

Termination values are due in addition to any advance or arrears rent due on the same date.

LASALLE NATIONAL LEASING CORPORATION
Lessor

By: /s/ H. Duane Steelberg

LABOR READY PROPERTIES, INC.
Lessee

By: /s/ Joseph P. Sambataro

August 1, 2000

LaSalle National Leasing Corporation
One West Pennsylvania Avenue
Suite 1000
Towson, Maryland 21204

RE:	MASTER LEASE AGREEMENT DATED AS OF MARCH 24,2000, BETWEEN LASALLE NATIONAL LEASING CORPORATION AND LABOR READY PROPERTIES, INC.

EQUIPMENT SCHEDULE NO. 1

Gentlemen:

    This letter serves as the authorization for LaSalle National Leasing Corporation to insert certain specific information into the above-referenced Equipment Schedule and related documentation, including the actual payment amount(s) and factor(s), the Date of Execution, and any other factually correct information which is necessary to complete the required documentation.

Additionally, you are hereby authorized to remit funds as follows:

Vendor	Amount
Diebold, Incorporated P.O. Box 71358 Cleveland, OH 44191-0558	$2,144,550.50
Invoice No: 01452880A
Upfront Personal Property Tax for Hawaii	$76.76
Upfront Tax for Illinois	$924.34
Upfront Tax for Louisiana	$1,361.50
Upfront Tax for Maine	$1,478.95
Upfront Tax for New Jersey	$4,458.60

TOTAL	$2,152,849.65

LABOR READY PROPERTIES, INC.

By: /s/ Joseph P. Sambataro

LASALLE NATIONAL LEASING CORPORATION

EQUIPMENT BILL OF SALE

    THIS EQUIPMENT BILL OF SALE is given by LABOR READY PROPERTIES, INC. (herein the "Seller"), to LASALLE NATIONAL LEASING CORPORATION, its successors and assigns (herein the "Buyer").

WITNESSETH:

    THAT FOR TEN DOLLARS ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby bargain, sell, assign, transfer and set over to Buyer, its successors and assigns, the items of equipment listed on the schedule attached hereto (being referred to herein as the "Equipment").

    TO HAVE AND TO HOLD said Equipment, unto Buyer, its successors and assigns, forever.

    Seller represents and warrants that it has good and marketable title to said Equipment conveyed hereunder and does hereby transfer valid title thereto free and clear of any and all encumbrances, liens, charges or defects. Seller further represents and warrants that the Equipment sold hereunder is transferable by Seller by its sole act and deed and that all corporate action required to authorize, approve and validate such transfer has been duly and lawfully taken.

    AND Seller covenants that it will from time to time on demand execute any and all such further instruments which Buyer, and its successors and assigns, may deem necessary, desirable or proper to effect the complete transfer of the Equipment or any interest therein unto Buyer, and its successors and assigns, or better to evidence the right, title and interest of Buyer, its successors and assigns.

    AND Seller does hereby make, constitute and appoint Buyer, its successors and assigns, its true and lawful attorneys, irrevocably in its name or otherwise, to have, use and take all lawful ways and means for the recovery of any of said property or right or interest therein herein assigned to Buyer which Seller may have or could take if this Bill of Sale had not been made.

    IN WITNESS WHEREOF, Seller has caused this instrument to be duly executed, under seal, as of the 1st day of August, 2000.

LABOR READY PROPERTIES, INC.

By: /s/
Joseph P. Sambataro
President